EXHIBIT 10.58

EXCLUSIVE CALL OPTION AGREEMENT

This Exclusive Call Option Agreement (this “Agreement”) is entered into on March 26, 2015 by and among the following parties:

1.

Yan Hua Internet Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise duly established and existing under the laws of the People’s Republic of China (the “PRC”), with its registered address at Suite 605, 6th Floor, #1 Lane 2145 Jinshajiang Road, Putuo District, Shanghai (“Party A”);

2.	Mr. Xiaofeng Peng, a citizen of the PRC

3.	Mr. Min Xiahou, a citizen of the PRC

4.	Ms. Amy Jing Liu, a citizen of the PRC

(Mr. Xiaofeng Peng, Mr. Min Xiahou and Ms. Amy Jing Liu hereinafter shall be collectively referred to as “Party B”);

5.

Solar Energy E-Commerce (Shanghai) Limited, a limited liability company duly established and existing under the laws of the PRC, with its registered address at Suite 078, 3rd Floor, 1219 Zhen Guang Road, Putuo District, Shanghai. (“Party C”)

In this Agreement, each of Party A, Party B and Party C shall hereinafter be individually referred to as a “Party”, and collectively referred to as the “Parties”.

WHEREAS:

1.	Party B owns aggregately 100% equity interest in Party C.

2.

To the extent permitted by the PRC laws, Party B and Party C intend to grant Party A and/or one or more persons designated by Party A, and Party A intends to accept, the exclusive rights to purchase at any time all or partial equity interests or assets of Party C.

NOW THEREFORE, upon mutual discussion and negotiation, the Parties agree as follows:

1.	SALE AND PURCHASE OF EQUITY INTERESTS AND ASSETS

1.1	Granting Right

Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more persons (the “Designee(s)”, who shall be (a) direct or indirect shareholders of Party A and direct or indirect subsidiaries of such aforesaid shareholders; or (b) directors, who are PRC citizens, of Party A, Party A’s direct or indirect shareholders and their direct or indirect subsidiaries), to purchase the equity interest in Party C then held by Party B (the “Equity Interest”) at any time during the term of this Agreement in part or in whole at Party A’s sole and absolute discretion to the extent permitted by the PRC laws (including all laws, regulations, rules, notifications, interpretations, and any other regulatory documents issued or enacted by national or local legislative, administrative and judicial departments or authorities before or after the execution of this Agreement, hereinafter collectively referred to as the “PRC Laws”) and at the price described in Article 1.3 herein (such right being the “Exclusive Equity Call Option”). Party C hereby agrees on the grant by Party B of the Exclusive Equity Call Option to Party A. The term “person” as used herein shall refer to any individual, corporation, partnership, partner, enterprise, trust or non-corporate organization.

Party C hereby irrevocably grants Party A or the Designee(s) an irrevocable and exclusive right to purchase the asset of Party C (the “Asset”) at any time during the term of this Agreement in part or in whole at Party A’s sole and absolute discretion to the extent permitted by the PRC Laws and at the price described in Article 1.3 herein (such right being the “Exclusive Asset Call Option”, together with the Exclusive Equity Call Option, hereinafter collectively referred to as the “Exclusive Call Option”).

The Exclusive Call Option is exclusively owned by Party A. Party B shall not sell, offer to sell, transfer, gift, pledge or otherwise dispose of all or partial Equity Interests, nor shall Party B authorize any other party to purchase all or partial Equity Interests, unless a prior written consent of Party A is obtained. Party C shall also not sell, offer to sell, transfer, gift, pledge or otherwise dispose of, all or partial of Assets, nor shall Party C authorize any other person to purchase all or partial of Assets.

1.2	Purchase Price

Where Party A exercises the Exclusive Call Option, the purchase price of the Equity Interest shall be the lowest price permitted by the PRC Laws at the time of equity transfer, and the purchase price of the Asset shall be the net book value of the Asset, provided that, if the lowest price permitted by the PRC Laws at the time of purchase is higher than such net book value, the lowest price permitted by the PRC Laws shall be adopted.

1.3	Exercise of Right

Party A shall exercise its Exclusive Call Option subject to the provisions of the PRC Laws. Party A is entitled to exercise its Exclusive Call Option at any time, in any manner and for as many times at Party A’s sole and absolute discretion;

Party A shall issue a notice (“Equity Purchase Notice”, the content and form of which are set out as Appendix I hereto) to Party B and Party C when Party A determines to exercise the Exclusive Equity Call Option, specifying the portion of Equity Interest to acquire from Party B;

Party A shall issue a written notice (“Asset Purchase Notice”, the content and form of which are set out as Appendix II hereto, and together with the “Equity Purchase Notice”, hereinafter shall be collectively referred to as the “Purchase Notice”) to Party B and Party C when Party A determines to exercise the Exclusive Asset Call Option, specifying the amount of Asset to acquire from Party C;

1.4	Actions Related to the Exercise of Right

In case that Party A exercises its Exclusive Call Option, Party B and Party C undertake to take following actions individually or jointly to procure the equity/asset transfer to comply with, both in substance and in procedure, this Agreement and the applicable laws:

(1)

Party B and Party C shall prepare and execute all necessary documents in connection with the transfer of the Equity Interest/Asset, including but not limited to the equity/asset transfer agreement, and shall transfer the Equity Interest/Asset to Party A or the Designee(s) in whole on a lump-sum basis, in accordance with the terms set out in this Agreement and the Purchase Notice within twenty business days after the delivery of Purchase Notice to Party B and Party C;

(2)

Party B shall cause Party C to immediately convene a shareholders’ meeting at which resolutions shall be adopted approving the transfer of equity/asset from Party B or Party C to Party A and/or the Designee(s);

(3)

If necessarily required, Party B and Party C shall execute an equity transfer agreement for the transfer of the Equity Interest (the “Equity Transfer Agreement”, the content and form of which are set out as Appendix III hereto) or execute any agreement as otherwise provided in the PRC Laws. Unless otherwise agreed by the Parties based on the actual situations, the closing of the Equity Interest shall be made no later than ninety days after the delivery of the Equity Purchase Notice to Party B and Party C, subject to the date when the change registration with the relevant administration of industry and commerce is completed.

(4)

On the date of this Agreement, Party B and Party C shall also execute one or more counterparts of Power of Attorney (the content and form of which are set out as Appendix IV hereto), authorizing any person designated by Party A, on behalf of Party B and Party C, to execute and deliver the Equity/Asset Transfer Agreement and any other documents required under this Agreement.

(5)

Party B and Party C shall take all necessary actions to obtain all necessary government licenses and permits without delay and cause Party A and/or the Designee(s) to become the registered owner(s) of the Equity Interest/Asset, free from any security interests. For the purpose of this Article and this Agreement, “security interests” shall include guarantees, mortgages, pledges, third party’s rights or interests, any stock options, acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but shall exclude any security interest created under the Equity Pledge Agreement as defined below.

(6)

Party B and Party C shall take all necessary actions to protect the transfer of Equity Interest/Asset from any interference, whether in substance or in procedure. Unless otherwise specified in this Agreement, Party B and Party C shall not set any condition to interfere or restrict the transfer of the Equity Interest/Asset.

1.5

The Parties hereby agree that Party B and/or Party C shall refund the full amount of the purchase price received upon each exercise of Exclusive Call Option to Party A or the Designee(s) (if any) without compensation.

2.	CONVENANTS

2.1	Covenants of Party B and Party C

Party B and Party C hereby irrevocably covenant as follows:

(1)

Without the prior written consent of Party A or the controlling shareholder of Party A (the “Parent Company of Party A”), each of Party B and Party C shall not in any manner supplement, change or amend the articles of association of Party C, increase or decrease its registered capital, or otherwise change its structure of registered capital;

(2)

Each of Party B and Party C shall, in accordance with good financial and business standards and practices, maintain the existence of Party C and subsidiaries of Party C, operate its business and handle its affairs prudently and effectively;

(3)

Without the prior written consent of Party A or the Parent Company of Party A, each of Party B and Party C shall not, at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Party C or legal or beneficial interest in the business or revenues of Party C, or allow any security interest created thereon;

(4)

Without the prior written consent of Party A or the Parent Company of Party A, each of Party B and Party C shall not incur, inherit, guarantee or permit the existence of any debt, except for (i) payables incurred in the ordinary course of business other than through loans; (ii) debts that have been disclosed to Party A and obtained written consent of Party A;

(5)

Each of Party B and Party C shall operate in the ordinary course of business to maintain the asset value of Party C and refrain from any act/omission that may affect Party C’s operating status and asset value;

(6)

Without the prior written consent of Party A or the Parent Company of Party A, each of Party B and Party C shall not execute any material contract, except the contracts executed in the ordinary course of business (for the purpose of this paragraph, a contract with a value exceeding RMB 500,000 shall be deemed as a material contract);

(7)	Without the prior written consent of Party A or the Parent Company of Party A, each of Party B and Party C shall not provide any person with any loan or facility;

(8)	Each of Party B and Party C shall provide Party A with information on Party C's business operations and financial conditions upon Party A's request;

(9)

Party C shall procure and maintain insurance in respect of Party C's assets and business from an insurance carrier acceptable to Party A, at an amount and type of coverage consistent with the companies that operate similar businesses and own similar properties or assets in the same area;

(10)	Without the prior written consent of Party A or the Parent Company of Party A, each of Party B and Party C shall not merge, consolidate with, acquire or invest in any person;

(11)

Each of Party B and Party C shall immediately notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceeding relating to Party C’s asset, business or revenue;

(12)

To maintain the ownership by Party C of all of its assets, each of Party B and Party C shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate complaints, and conduct necessary or appropriate defenses against all claims; and

(13)

Without the prior written consent of Party A or the Parent Company of Party A, each of Party B and Party C shall not in any manner distribute dividends, distributive profit and/or any assets to their shareholders. In case that Party B obtains any of the aforesaid interests, Party B shall notify Party A within three business days and promptly transfer such interests to Party A without compensation;

2.2	Covenants of Party B

Party B hereby irrevocably covenants as follows:

(1)

Without the prior written consent of Party A or the Parent Company of Party A, Party B shall not sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equity interest in Party C held by Party B, or allow any other security interest created thereon at any time after the execution of this Agreement, except for the pledge placed on the equity interests in Party C held by Party B in accordance with Equity Interest Pledge Agreement (the “Equity Interest Pledge Agreement”) executed on the same date of this Agreement;

(2)

Without the prior written consent of Party A or the Parent Company of Party A, Party B shall not vote to support or approve or make any resolutions at the shareholders’ meeting, to sell, transfer, mortgage or otherwise dispose of any legal or beneficial interest in the equity interest in Party C held by Party B, or allow any security interest created thereon, except for doing so for Party A or the Designee(s);

(3)

Without the prior written consent of Party A or the Parent Company of Party A, Party B shall not vote to in favor of, or approve or make any resolutions at the shareholders’ meeting on, any merger or consolidation of Party C with any person, the acquisition of or investment in any person, the division of Party C or the change in the registered capital or company form;

(4)	Party B shall procure the vote at the shareholders’ meeting of Party C to approve the transfer of the Equity Interest as set forth in this Agreement;

(5)

To the extent necessary to maintain Party B's ownership in Party C, Party B shall execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate lawsuits, and conduct necessary or appropriate defenses against all claims;

(6)	Party B shall appoint any designee of Party A as the director of Party C, upon the request of Party A;

(7)	Party B shall immediately transfer the equity interest it owns in Party C to Party A or the Designee(s) at any time without imposing conditions at the request of Party A; and

(8)

Party B shall strictly abide by the provisions of this Agreement and other contracts jointly or severally executed by Party A, Parent Company of Party A, Party B and Party C, perform the obligations hereunder and thereunder, and refrain from any act/omission that may affect the effectiveness and enforceability thereof.

3.	REPRESENTATIONS AND WARRANTIES BY PARTY B AND PARTY C

Party B and Party C hereby represent and warrant to Party A, jointly and severally, as of the date of this Agreement and each of the transfer dates, that:

3.1

Each of Party B and Party C has the power and capacity to execute and deliver this Agreement and any equity/asset transfer agreement to which it is a party and is to be executed pursuant to this Agreement for each of the transfers of the Equity Interest/Asset (each, an “Transfer Agreement”), and to perform its obligations under this Agreement and any Transfer Agreement. This Agreement and the Transfer Agreement to which it is a party shall constitute or will constitute legal, valid and binding obligations on and shall be enforceable against it in accordance with the provisions thereof;

3.2

The execution, delivery, and performance by each of Party B and Party C of this Agreement and/or relevant equity/assets transfer agreement shall not: (a) conflict with, or constitute a violation of the provisions of, or upon receipt of the relevant notice or with lapse of time constitute a violation of, the following documents: (i) its business licenses, articles of association, permits, governmental approvals approving its establishment, the agreements concerning its establishment or any other constitutional documents, (ii) any other applicable laws and regulations by which it is bound, (iii) any contracts, agreements, leases or any other documents to which it is a party or by which it or its asset is bound; (b) result in, or permit the right of any third party to impose, any mortgage or other encumbrance on its asset, except for any pledge or other encumbrance created on the equity interest in Party C in accordance with the Equity Pledge Agreement; (c) result in the termination of or amendment to any contracts, agreements, leases or any other documents to which it is a party or by which it or its asset is bound, or result in the right of any other third party to terminate or amend the terms of such documents; (d) result in the suspension, revocation, or confiscation of, or damages to or expiration of any governmental approvals, permits and registrations applicable to it；

3.3	Party C has a good and marketable title to all of its assets, and has not created any security interest on the aforementioned assets;

3.4

Party C does not have any outstanding debts, except for (i) debts incurred in the ordinary course of business; (ii) debts disclosed to Party A for which Party A's written consent has been obtained; and (iii) the equity interest in Party C that is legally held by Party B. Except for the pledges created on the equity interest in Party C in accordance with the Equity Pledge Agreement, Party B has not created any encumbrance on the equity interests of Party C;

3.5	Party C has complied with all applicable laws and regulations; and

3.6	There is no ongoing, pending or threatened litigation, arbitration or administrative proceeding relating to the equity interests in Party C, the assets of Party C, or Party C.

Party B undertakes to Party A that Party B has made all proper arrangements and executed all necessary documents to ensure that person(s) such as its successors, guardians, creditors, spouse or any other persons who may obtain the equity interests and other associated rights in case of Party B’s death, incapacity, bankruptcy, divorce or any other circumstance that may affect its exercise of shareholders’ rights, will not affect or prevent the performance of this Agreement.

The Parties undertake that Party A shall be entitled to exercise the Exclusive Call Option entirely immediately when the PRC Laws permit Party A to directly hold the equity interest in Party C and Party C may legally continue its business.

4.	EFFECTIVE DATE AND TERM

This Agreement shall become effective upon the execution by the Parties.

This agreement shall remain effective until all equity interests held by Party B in Party C or all of Party C’s assets have been transferred or assigned to Party A and/or Designee(s) in accordance with this Agreement. Notwithstanding the foregoing, Party A shall remain entitled to terminate this Agreement at any time with a thirty-day prior notice in writing to Party B and Party C, and Party A shall not be held liable for unilaterally terminating this Agreement.

5.	GOVERNING LAW AND DISPUTE RESOLUTION

5.1	The effectiveness, construction and performance of this Agreement and the resolution of disputes hereunder shall be governed by the PRC Laws.

5.2

In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within thirty (30) days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the Shanghai Arbitration Commission for arbitration, in accordance with its then effective arbitration rules. The arbitration shall be conducted in Shanghai in Chinese language. The arbitration award shall be final and binding on all Parties. This article shall survive the termination or expiration of this Agreement.

5.3

During the period of arbitration, all Parties shall continue performing their obligations under this Agreement other than the matter(s) in dispute. Arbitrators shall be entitled to, based on actual situations, to grant appropriate remedies to Party C, including but not limited to, restricting Party B from operating business of Party C, restricting, prohibiting or requesting transfer or dispose of the equity interests in or assets of Party C held by Party B, or requesting liquidation of Party C to be conducted by Party B.

5.4

Upon the request by the disputing Party, competent courts with jurisdiction shall have the power to grant interim relief, such as making a judgment or verdict to detain or freeze the equity interests or assets of the breaching Party. Either Party shall be entitled to file an application before a competent court for enforcement of an arbitration award once the arbitration award becomes effective. For the purpose of the foregoing, courts in Hong Kong and Cayman Islands as well as the courts in the PRC shall be deemed as the competent courts with jurisdiction.

6.	TAXES AND FEES

Each Party shall pay any and all transfer and registration taxes, expenses and fees incurred thereby or levied thereon in connection with the preparation and execution of this Agreement and each of the Transfer Agreements, as well as the consummation of the transactions contemplated under this Agreement and each of the Transfer Agreements.

7.	NOTICE

Unless the addresses set forth below are modified by written notices, all notices required to be given pursuant to this Agreement shall be delivered personally or sent by facsimile transmission or registered mail to the address of such Party set forth below. Notice send by registered mail shall be deemed effectively given on the date of the signature on the receipt of the registered mail. Notice given by personal delivery or facsimile transmission shall be deemed effectively given on the date of delivery. The original copy of the notice sent by facsimile transmission shall be sent by registered mail or delivered personally to the address set forth below immediately after being sent by facsimile transmission:

Party A: Yan Hua Internet Technology (Shanghai) Co., Ltd.

Address: Suite 605, 6th Floor, #1 Lane 2145 Jinshajiang Road, Putuo District, Shanghai

Tel:

Party B:

Xiaofeng Peng

Address:     7F, Building B, Lane 2145 Jinshajiang Road, Putuo District, Shanghai

Phone: 86 21 80129001

Min Xiahou

Address: 7F, Building B, Lane 2145 Jinshajiang Road, Putuo District, Shanghai

Phone: 86 21 80129001

Amy Jing Liu

Address:     7F, Building B, Lane 2145 Jinshajiang Road, Putuo District, Shanghai

Phone: 86 21 80129001

Party C:

Solar Energy E-Commerce (Shanghai) Limited

Address: Suite 078, 3rd Floor, 1219 Zhen Guang Road, Putuo District, Shanghai

Tel: 86 21 80129001

8.	CONFIDENTIALITY

8.1

Prior to the execution of this Agreement and during the term of this Agreement, either Party (the “Disclosing Party”) may have disclosed or may from time to time disclose its confidential information (including but not limited to, business information, client information, financial materials, contracts, etc.) to the other Party (the “Receiving Party”). The Receiving Party shall keep such information confidential and shall not use it for purposes other than those specified under this Agreement. The forgoing shall not extend to: (a) information that can be proved by written records to have been known by the Receiving Party prior to disclosure; (b) information that is or will be in the public domain through no default of the Receiving Party of this Agreement; (c) information that is obtained from a third party bearing no confidential obligations; and (d) information that is required to be disclosed by either Party pursuant to the laws, regulations or requirements of governing authorities, or information that is disclosed to legal counsels or financial advisors in the ordinary course of business.

8.2	The aforesaid obligation of confidentiality shall remain binding on all Parties under this Agreement and shall survive the termination of this Agreement.

9.	FURTHER WARRANTIES

The Parties agree to promptly execute documents that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement.

10.	FORCE MAJEURE

10.1

In the event that the occurrence of a Force Majeure Event delays or prevents the performance of this Agreement, the affected Party shall not be held liable for any obligations under this Agreement only within the scope of such delay or prevention. A “Force Majeure Event” refers to events that are beyond the reasonable control of a Party and cannot be prevented with reasonable care, including but not limited to, governmental act, natural force, fire, explosion, geographic variation, storm, flood, earthquake, tide, lightening or war; provided that, any shortage of credit, capital or finance shall not be regarded as a Force Majeure Event. The affected Party who is claiming to be not liable to its failure of fulfilling this Agreement by Force Majeure shall inform the other Party, without delay, of the Force Majeure Event and the approaches of the performance of this Agreement by the affected party.

10.2

The Party affected by Force Majeure shall not be liable for any obligation to the extent of the delayed or impeded performance of this Agreement, provided that the affected Party has made all reasonable efforts to perform this Agreement. Once the cause for such exemption of liability is corrected and remedied, each Party agrees to use its best efforts to resume the performance of this Agreement.

11.	MISCELLANEOUS

11.1	Amendments, Changes and Supplements

Any amendments or supplements to this Agreement shall be made in writing. Amendment and supplement properly executed by the Parties shall be construed as an integral part of this Agreement and be held with the same legal effect as this Agreement.

11.2	Entire Agreement

Except for the amendments, supplements or changes in writing executed after the execution of this Agreement, this Agreement shall constitute the entire agreement reached by and among the Parties hereto with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts reached with respect to the subject matter of this Agreement.

11.3	Headings

The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

11.4	Language

This Agreement is written in Chinese language in multiple counterparts.

11.5	Severability

In the event that one or more provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or prejudiced in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.6	Successors

This Agreement shall be binding on the respective successors and permitted assignees of each of the Parties.

11.7	Survival

Any obligations that occur or that are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

The provisions of Articles 6, 8 and this Article 11.7 shall survive the termination of this Agreement.

11.8	Waivers

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

11.9	Individual Liability

Notwithstanding anything contained herein to the contrary, each of the Parties shall only bear the liabilities for breach and default caused by it and shall not be held jointly and severally liable for the breach or default caused by any other Parties.

IN WITNESS WHEREOF, the Parties have this Agreement executed as of the date first above written.

(Signature Page of Exclusive Call Option Agreement)

Party A: Yan Hua Internet Technology (Shanghai) Co., Ltd. (Seal)

By: /s/ Xiaofeng Peng

Name: Xiaofeng Peng

Title: Legal Representative

Party B:

Xiaofeng Peng

By: /s/ Xiaofeng Peng

Min Xiahou

By: /s/ Min Xiahou

Amy Jing Liu

By: /s/ Amy Jing Liu

Party C: Solar Energy E-Commerce (Shanghai) Limited (Seal)

By: /s/ Xiaofeng Peng

Name: Xiaofeng Peng

Title: Legal Representative

Appendix I

Equity Purchase Notice

To: Xiaofeng Peng, Min Xiahou, Amy Jing Liu

Xiaofeng Peng, Min Xiahou, Amy Jing Liu and Yan Hua Internet Technology (Shanghai) Co., Ltd. (the “Company”) entered into an Exclusive Call Option Agreement on March 26th, 2015. The capitalized terms used in this Notice shall have the same meaning ascribed to them in the Exclusive Call Option Agreement.

The Company has decided to exercise the Exclusive Equity Call Option provided under the Exclusive Call Option Agreement and hereby requests that the company /[Name of Designee(s)]designated by the Company as the Designee of the company acquire the 60%, 20% and 20% equity interest respectively held by Xiaofeng Peng, Min Xiahou and Amy Jing Liu in Solar Energy E-Commerce (Shanghai) Limited. Xiaofeng Peng, Min Xiahou and Amy Jing Liu shall assist the Company to prepare the relevant documents and complete the transfer of such equity interests in accordance with the provisions of the Exclusive Call Option Agreement within twenty (20) business days after receipt of this Equity Purchase Notice.

Yan Hua Internet Technology (Shanghai) Co., Ltd. (Seal)

Date: MM/DD/YY

Appendix II

Asset Purchase Notice

To: Solar Energy E-Commerce (Shanghai) Limited

Xiaofeng Peng, Min Xiahou, Amy Jing Liu and Yan Hua Internet Technology (Shanghai) Co., Ltd. (the “Company”) entered into an Exclusive Call Option Agreement as of

March 26th, 2015. The capitalized terms used in this Notice shall have the same meaning ascribed to them in the Exclusive Call Option Agreement.

The Company has decided to exercise the Exclusive Assets Call Option under the Exclusive Call Option Agreement and hereby requests that the Company /[Name of Designee(s)] designated by the company as the Designee of the Company purchase all the assets set forth in the attached list (the “Transferred Assets”). Please transfer all the Transferred Assets to the Company /[Name of Designee(s)]designated by the Company upon the receipt of this Notice in accordance with the provisions of the Exclusive Call Option Agreement.

Yan Hua Internet Technology (Shanghai) Co., Ltd.

Date: MM/DD/YY

Appendix III

Equity Transfer Agreement

This Equity Transfer Agreement (“this Agreement”) is entered into on [ ] by and among the following parties:

Transferors:

Xiaofeng Peng

PRC citizen

Min Xiahou

PRC citizen

Amy Jing Liu

PRC citizen

Transferee: Yan Hua Internet Technology (Shanghai) Co., Ltd.

Registered Address: Suite 605, 6th Floor, #1 Lane 2145 Jinshajiang Road, Putuo District, Shanghai

In this Agreement, each of the Transferors and the Transferee shall be individually referred to as a “Party”, and collectively referred to as the “Parties”.

The Parties hereby reach the agreement as follows:

1. Xiaofeng Peng, Min Xiahou and Amy Jing Liu hereby agree to sell at the minimum price permitted by the PRC laws to the Transferee and the Transferee hereby agrees to purchase at the same conditions from Xiaofeng Peng, Min Xiahou and Amy Jing Liu the 60%, 20%, and 20% equity interest respectively held by Xiaofeng Peng, Min Xiahou and Amy Jing Liu in Solar Energy E-Commerce (Shanghai) Limited, (hereinafter referred to as the “Equity Interests”).

2. Upon completion of the aforementioned transfer of the Equity Interests, the Transferors shall cease to have any rights in and to the Equity Interest and the Transferee shall have all the rights in and to the Equity Interest.

3. The effectiveness, interpretation, and performance of this Agreement and the resolution of any disputes in connection with this Agreement shall be governed by the laws of the PRC. Any outstanding matter not covered by this Agreement or any dispute arising out of the execution and performance of this Agreement shall be resolved in accordance with the Exclusive Call Option Agreement or through friendly negotiations by the Parties. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to Shanghai Arbitration Commission for arbitration in accordance with its then effective arbitration rules by three arbitrators in Shanghai. The Party applying for arbitration and the respondent shall each appoint one arbitrator, with the third arbitrator being appointed by the Shanghai Arbitration Commission. Where there is more than one Party applying for arbitration or more than one respondent (being a natural person or a legal person), they shall jointly appoint one arbitrator by written agreement. The arbitration award shall be final and binding on all Parties. During the period of arbitration, all Parties shall continue performing their obligations under this Agreement except for the matters in dispute. Arbitrators shall have the right to decide to grant appropriate remedies to the Transferee based on the actual condition, including but not limited to, restricting the business operation of Solar Energy E-Commerce (Shanghai) Limited, restricting or prohibiting any transfer or disposal of the equity interest in or assets of Solar Energy E-Commerce (Shanghai) Limited, held by the Transferors, or requesting liquidation of Solar Energy E-Commerce (Shanghai) Limited, by the Transferor.

4. Upon the Transferee’s request, the courts with jurisdiction shall have the power to grant interim relief, such as to decide to detain or freeze the assets or the equity interest of the breaching Party. Either Party shall be entitled to file an application before a competent court for enforcement of an arbitration award after the arbitration award becomes effective. Except courts in the PRC, both courts in Hong Kong and Cayman Islands shall be deemed to have jurisdiction for the above purpose.

5. This Agreement shall become effective upon duly execution by all Parties.

Transferors:

Xiaofeng Peng

Signature: _______________________

Min Xiahou

Signature:_______________________

Amy Jing Liu

Signature:_______________________

Transferee:

Yan Hua Internet Technology (Shanghai) Co., Ltd.

Legal Representative: ______________

Xiaofeng Peng

Appendix IV

Irrevocable Power of Attorney

I, the undersigned, hereby issue this Power of Attorney in accordance with the Exclusive Call Option Agreement entered into by and among Yan Hua Internet Technology (Shanghai) Co., Ltd. and Solar Energy E-Commerce (Shanghai) Limited and me on March 26th, 2015.

I hereby irrevocably appoint Xiaofeng Peng (the “Agent”) to be my agent to deal with the following matters with full power and authority: (1) preparing and signing the Equity Transfer Agreement (as defined in the Exclusive Call Option Agreement); (2) preparing and signing all other necessary documents related to the Equity Interests (as defined in the Exclusive Call Option Agreement); (3) dealing with all legal procedures, such as application for approvals and registrations, required by the transfer of Equity Interests.

I hereby agree and acknowledge that, the Agent shall be entitled to exercise the rights granted above in a manner he deems appropriate within the scope of authorization. I hereby undertake to assume the obligations or liabilities incurred by the Agent in exercising such rights.

This Power of Attorney shall become effective upon execution and shall remain effective during the term of the Exclusive Call Option Agreement.

IN WITNESS WHEREOF I have duly signed this Power of Attorney.

Min Xiahou

(Signature) /s/ Min Xiahou

Date: March 26, 2015

Appendix IV

Irrevocable Power of Attorney

I, the undersigned, hereby issue this Power of Attorney in accordance with the Exclusive Call Option Agreement entered into by and among Yan Hua Internet Technology (Shanghai) Co., Ltd. and Solar Energy E-Commerce (Shanghai) Limited and me on March 26th, 2015.

I hereby irrevocably appoint Xiaofeng Peng (the “Agent”) to be my agent to deal with the following matters with full power and authority: (1) preparing and signing the Equity Transfer Agreement (as defined in the Exclusive Call Option Agreement); (2) preparing and signing all other necessary documents related to the Equity Interests (as defined in the Exclusive Call Option Agreement); (3) dealing with all legal procedures, such as application for approvals and registrations, required by the transfer of Equity Interests.

I hereby agree and acknowledge that, the Agent shall be entitled to exercise the rights granted above in a manner he deems appropriate within the scope of authorization. I hereby undertake to assume the obligations or liabilities incurred by the Agent in exercising such rights.

This Power of Attorney shall become effective upon execution and shall remain effective during the term of the Exclusive Call Option Agreement.

IN WITNESS WHEREOF I have duly signed this Power of Attorney.

Amy Jing Liu

(Signature) /s/ Amy Jing Liu

Date: March 26, 2015